Exhibit 10.1

Mutual Termination Agreement
This Mutual Termination Agreement (“Agreement”) is dated September 28, 2015, and is between Yahoo! Inc. and Yahoo! EMEA Limited (as successor-in-interest to Yahoo! Sarl) (together, “Yahoo!”), on the one hand, and Infospace LLC (f/k/a InfoSpace Sales LLC) and Blucora, Inc. (together, “Publisher”), on the other hand.
Yahoo! and Publisher are parties to the Yahoo! Publisher Network Contract #1-23975446 effective as of January 1, 2011 (as amended, “Original Agreement”).
The current term of the Original Agreement ends on December 31, 2015, and the Original Agreement will automatically renew for an additional one year term unless a party provides the other party with notice of non-renewal at least 90 days before the expiration of the current term.
The parties are currently negotiating a new agreement, and to ensure the Original Agreement does not renew with its current terms, the parties are entering into this Agreement to terminate the Original Agreement at the end of its current term on December 31, 2015.
The parties therefore agree as follows:

1.	Original Agreement Termination. The Original Agreement will not renew for an additional one year term and will terminate at the end of its current term on December 31, 2015.

2.	Survival of Certain Obligations. Neither party waives, and each party hereby reserves, the rights it has against the other party pursuant to the Original Agreement.

3.
Law and Venue. This Agreement will be governed by California law, without regard for its conflict of law principles. Each party hereby consents to personal jurisdiction and exclusive venue in the federal and state courts located in Santa Clara County, California.

The parties are signing this Agreement on the date stated in the introductory clause.

YAHOO! INC. By: /s/ Ian Weingarten Name: Ian Weingarten Title: SVP, Corporate Development & Partnerships	INFOSPACE LLC By: /s/ Peter Mansour Name: Peter Mansour Title: President
YAHOO! EMEA LIMITED By: /s/ William R. Cobane Name: William R. Cobane Title: Director	BLUCORA, INC. (as guarantor under Section 22 of Attachment B of the Original Agreement) By: /s/ Eric Emans Name: Eric Emans Title: CFO